EXHIBIT 23.2

                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement No 333-22167 on Form S-8 pertaining to the M.D.C. Holdings, Inc. 401(k) Savings. Plan of our report dated April 25, 2003, with respect to the financial statement of the M.D.C. Holdings, Inc. 401(k) Savings Plan as of December 31, 2002, included in this Annual Report on Form 11-K

/s/Ernst & Young LLP

Denver, Colorado
June 23, 2004